Exhibit 99.1

Tellurian reports first quarter 2024 results and Driftwood LNG progress

HOUSTON, Texas – (BUSINESS WIRE) May 2, 2024 -- Tellurian Inc. (Tellurian or the Company) (NYSE American: TELL) continued making progress on Driftwood LNG phase one construction with Bechtel.

Executive Chairman Martin Houston said, “Over the past few months, our senior team has sharpened its focus on stability, financial discipline and execution, and we are laser-focused on bringing Driftwood to final investment decision. To this end, we continue to take important steps to improve our balance sheet and liquidity position, and we continue to benefit from our strong regulatory standing. In addition, we have better aligned our commercial offerings to meet the needs of potential customers, and we are highly encouraged by our ongoing commercial discussions.”

Driftwood LNG received an extension through 2029 to both the order authorizing construction from the U.S. Federal Energy Regulatory Commission and its Section 404 permit from the U.S. Army Corps of Engineers.

Consolidated financial results
Tellurian generated approximately $25.5 million in natural gas revenues in the first quarter of 2024, driven by decreased realized natural gas prices and production volumes, compared to $50.9 million in the first quarter of 2023. Tellurian reported a net loss of approximately $44.0 million, or $0.06 per share (basic and diluted), for the quarter ended March 31, 2024, compared to a net loss of $27.5 million, or $0.05 per share (basic and diluted), for the same period of 2023.

As of March 31, 2024, Tellurian had approximately $1.3 billion in total assets, including approximately $51.8 million of cash and cash equivalents.

About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of LNG marketing and infrastructure assets that includes an ~ 27.6 mtpa LNG export facility and related pipelines. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward- looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, construction, and other aspects of the Driftwood LNG project, the Company’s balance sheet and liquidity position, regulatory standing, commercial activities, and a final investment decision. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 23, 2024, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

Johan Yokay Director, Investor Relations and Assistant Treasurer Phone +1.832.320.9327 johan.yokay@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com